SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                  SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.


                                Bioenvision, Inc.
                                -----------------
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                13-4025857
-------------------------------------  -----------------------------------------
        (State of Incorporation                       (IRS Employer
           or Organization)                        Identification No.)


                          509 Madison Avenue, Suite 404
                            New York, New York 10022

                    (Address of Principal Executive Offices)

      If this form relates to the      If this form relates to the
       registration of a class of      registration of a class of
     securities pursuant to Section securities pursuant to Section 12(b) of the Exchange Act and 12(g) of the Exchange Act and
        is effective pursuant to        is effective pursuant to
       General Instruction A.(c),      General Instruction A.(d),
      check the following box. [ ]   check the following box. [ X ]

Securities Act registration statement file number to which this form relates: ____________
        (if applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

                                             Name of Each Exchange on Which Each
Title of Each Class to be so Registered      Class is to be Registered
-----------------------------------------  -------------------------------------
                  None                                    N/A


Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.001 per share
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered

A description of Bioenvision, Inc.'s (the "Company") common stock can be found under the heading "Description of Capital Stock" in the Registration Statement on Form SB-2, Registration No. 333-115816, originally filed with the Securities and Exchange Commission on May 24, 2004, and thereafter amended and supplemented. This Form 8-A is being filed in connection with the listing of the Company's common stock on the Nasdaq National Market. The Common Stock has been accepted for listing on the Nasdaq National Market under the symbol "BIVN".

Item 2.  Exhibits

   3.1               Certificate of Incorporation of Registrant. (1)

3.1(a)               Amendment to Certificate of  Incorporation  filed
                     January 29, 1999. (2)

3.1(b) Certificate of Correction to the Certificate of Incorporation, filed March 15, 2002 (3)

3.1(c) Certificate of Amendment to the Certificate of Incorporation, filed April 30, 2002 (3)

3.1(d) Certificate of Designations, Preferences and Rights of Series A Preferred Stock (3)

3.1(e) Certificate of Amendment to the Certificate of Incorporation, filed January 14, 2004 (4)

   3.2               Amended and Restated  By-Laws of the  Registrant.
                     (5)

(1) Incorporated by reference and filed as an Exhibit to Registrant's Registration Statement on Form 10-12g filed with the SEC on September 3, 1998.
(2) Incorporated by reference and filed as an Exhibit to Registrant's Form 10-KSB/A filed with the SEC on October 18, 1999.
(3) Incorporated by reference and filed as an Exhibit to Registrant's Current Report on Form 8- K, filed with the SEC on May 28, 2002.
(4) Incorporated by reference and filed as an Exhibit to Registrant's Form 10-QSB/A for three-month period ended December 31, 2002
(5) Incorporated by reference and filed as an Exhibit to Registrant's Form 10-QSB for the three-month period ended December 31, 2004.


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


SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



Date:  August 17, 2004             BIOENVISION, INC.

                               By: /s/ David P. Luci
                                   ---------------------
                                   David P. Luci
                                   Chief Financial Officer and General Counsel


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